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                    FIVE ARROWS SHORT-TERM INVESTMENT TRUST
                                   EXHIBIT 16

7 DAY YIELD (%)

(Sum (D)/7)*365*100

Where D = last 7 daily income factors


EXAMPLE:

        From 06/01/97 to 06/07/97:
              (0.001020084/7)*365*100 =        5.32%



7 DAY EFFECTIVE YIELD (%)

Sum ((1+E)*7/365)) to the power of (365/7)-1

Where E = 7 day yield on current day in percentage terms

EXAMPLE:

        From 06/01/97 to 06/07/97:
              ((1+5.32%)*7/365)) to the power of (365/7)-1 =     5.46%